                         CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                                                   EXHIBIT 10.17

                       NON-EXCLUSIVE DISTRIBUTOR AGREEMENT
                                     between
                           Computer 2000 AG (Holding)
                                       and
                               BAY NETWORKS, INC.

Bay Agreement Number: E1322-97DSV                    Initial Term of Agreement:
Effective Date: 25 September, 1995                   2 years from Effective Date

Computer 2000 AG (Holding) having a principal address at Wolfratahauser Strasse 84, 81379 Munich, Germany ("Holding") and Bay Networks, Inc., 8 Federal Street, Billerica, MA 01821, U.S.A. ("Bay") agree that the following terms shall govern the sale, licensing and discounting of Product (as defined in Exhibit 1 - Distributor Purchase and License Terms). Bay and Holding agree that Holding concludes this Agreement on behalf of its subsidiaries (hereinafter individually and collectively, as the context requires, called "Distributor"), which are entitled to purchase and market Bay Products under the terms of this Agreement. Individual purchase orders will be placed by Distributor. Should country-specific and/or legal needs require deviations from the terms of this Agreement, then such deviations must be individually agreed between Distributor and Bay and acknowledged through an addendum to this Agreement, Computer 2000 AG (Holding) itself is not obligated by this Agreement. This Agreement renders all other existing contracts between Holding, Distributor, and Bay invalid.

EXHIBITS CONTAINED IN THE AGREEMENT (Exhibit 4 applies only when activated in accordance with Exhibit 6, paragraph 2(f)):

         Exhibit 1    -   Distributor Purchase and License Terms

         Exhibit 2    -   Distributor Discount and Special Pricing Terms

         Exhibit 3    -   Distributor Reseller terms and criteria

         Exhibit 4    -   Bay Networks Partners Support Program

         Exhibit 5    -   Distributor Inventory Terms

         Exhibit 6    -   Local Country/Local Region Reseller Activation Process

TERRITORY:

The assigned territory where Distributor is to concentrate its sales and marketing activity is to be Implemented pursuant to the country activation process, Exhibit 6.

NOTICES:

All notices under this Agreement shall be sent by prepaid registered mail return receipt requested, telefax or courier service, to the following addresses:

DISTRIBUTOR                  SUBSIDIARY OF DISTRIBUTOR   BAY                        COPY TO:
Computer 2000 AG (Holding)   As appropriate              Bay Networks, Inc.         Bay Networks EMEA
Wolfratshauser Strasse 84                                  8 Federal Street            26 Allee Pierre
Ziller
81379 Munich, Germany                                    Billerica, MA 01820, USA   06560 Valbonne, France
Attention: Contracts                                     Attention: Contracts       Attention: Contracts

HOLDING AND BAY ACKNOWLEDGE THAT EACH HAS READ THIS NON-EXCLUSIVE AGREEMENT AND THE EXHIBITS INCLUDED WITH THIS AGREEMENT, UNDERSTANDS THEM AND AGREES THAT BAY AND DISTRIBUTOR ARE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE EXHIBITS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ITS EXHIBITS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO ITS SUBJECT MATTER AND SUPERSEDE ALL PRIOR PROPOSALS, NEGOTIATIONS, AND COMMUNICATIONS, ORAL OR WRITTEN BETWEEN THE PARTIES OR THEIR REPRESENTATIVES. DEVIATIONS TO THIS AGREEMENT SHALL ONLY BE BINDING UPON WRITTEN MUTUAL AGREEMENT.

AGREED:                            AGREED:

COMPUTER 2000 AG (HOLDING)                  BAY NETWORKS, INC.

BY:_______________________________ BY:________________________________
      (authorized signature)               (authorized signature)

                 Bay Networks Agreement for C2000 (Rev. 9/27/95)

Name ___________________________            Name________________________________
      (typed or printed)                               (typed or printed)
Title __________________________            Title ______________________________

Date ___________________________            Date _______________________________

                Bay Networks Agreement for C2000 (Rev. 9/22/95)

EXHIBIT 1 - DISTRIBUTOR PURCHASE AND LICENSE TERMS

1.       DEFINITIONS

"End Users" means the third party customers to which Distributor's Resellers resell or relicense Products and which are intended as the ultimate users of the Products.

"Hardware" means equipment sold to Distributor by Bay hereunder, as listed in the Price List.

"Price List" means Bay's prevailing Price List for Products and/or Services as the context requires.

"Product(s)" means Hardware and/or Software as the context requires.

"Services" means the second level support services purchased by Distributor and provided by Bay in accordance with the Bay Networks Support Services Program,
Exhibit 4 attached.

"Software" means the software licensed by Bay to Distributor hereunder, as listed in the Price List, and including the Software Documentation and any revisions and updates to the software issued by Bay.

"Software Documentation" means the Software user manual and information provided with each copy of the Software by Bay.

"Territory" means those and only those country(ies) or portion(s) of the country(ies) as detailed on the front page of the Agreement and defined in the country activation document where the Reseller may actively market and resell the Products.

"Resellers" means third party value added reseller channels of distribution to which Distributor resells or relicenses Products.

2.       APPOINTMENT

2.1 Subject to Distributor's performance of its obligations and responsibilities set out in this Agreement Bay appoints Distributor as a non-exclusive distributor of Bay's Products and Services for resale or relicense to Resellers that achieve the qualifying designation in the Territory. It is the Resellers' role to furnish value added network products and/or services to End Users and the Distributor's role to qualify, appoint and manage its Reseller channels.

2.2 The Agreement is in effect for two (2) years from the Effective Date. The Agreement may renew for an additional one (1) year term(s), but only upon the prior written mutual agreement of the parties.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

3.       DISTRIBUTOR CERTIFICATION

3.1      Distributor hereby certifies and agrees that for the duration of the
         Agreement:

         3.1.1 Distributor shall sell Products and Services only to Resellers that meet minimum technical and quality criteria. These generally shall accord with Exhibit 3 attached and with Distributor's own Reseller agreements save that Product Groups 5A and 5B can only be resold to Enterprise Solution Partners in accordance with the Bay Partner Alliance Program;

         3.1.2 Distributor may resell or relicense Products to Resellers in the applicable country or countries, or regions of such countries that make up Distributor's authorized Territory as set out in this Agreement, however unsolicited orders from outside the Territory may be accepted by Distributor provided that the Products will be supported and delivered outside the Territory at the Distributor's expense;

3.2      Distributor's discounts as set out in Distributor Discount Terms,
         Exhibit 2 attached, are conditional upon Distributor's continuing compliance with its certification as per Section 3.1 above, and Distributor's resale or relicensing of Products in material breach of that certification may lead to suspension of shipments to Distributor and may require Distributor's refund of the discount to Bay.

3.3 Distributor shall carry at all times an inventory of Products sufficient to assure 'off-the-shelf' delivery commensurate with market demand.

3.4 Distributor shall maintain a separate business entity to manage and appoint Resellers, separate from any direct sales efforts of the Distributor.

3.5 Distributor shall maintain a technical manager to assist Resellers with networking information and Product information.

3.6 Distributor shall maintain a business manager to assure contract terms are met, proposal information is available and other administrative management efforts are satisfied, including liaison with Bay and reporting to Bay on the status of Resellers, the market and competitive activity.

3.7 Distributor acknowledges that Clause 3.1.1 above, Exhibit 3 and the Bay Networks Partner Alliance Program categorize the Products and identify specific requirements that qualify Distributor and Resellers to resell and relicense each such category. Distributor agrees to abide by the qualification process and criteria detailed in the Bay Networks Partner Alliance Program and Exhibit 3. Distributor also acknowledges that the qualification criteria are subject to change as the Products' technical requirements evolve. The change(s) will be effective upon receipt of notice from BAY.

3.8 Distributor shall disclose to Bay all products from competitive manufacturers carried by Distributor and shall advise Bay of any new competitive Products that it may add to its portfolio.

3.9 Upon Bay's request, Distributor shall furnish Bay with such reasonable records and reports as shall allow Bay to conduct a review of Distributor's activities under the Agreement and shall submit to Bay forecasts of Distributor's projected purchases under the Agreement in a format to be agreed between the parties.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

4.       PURCHASES

4.1 Distributor may purchase Hardware, license Software, and purchase Services listed in the qualified portion(s) of the Price List by placing orders under the Agreement subject to acceptance by Bay. Distributor and its Resellers may purchase and resell only those categories of Products based on Distributor's and applicable Resellers achieving the qualifying designation under the Bay Networks Partner Alliance Program in each territory.

4.2 Bay may refuse to accept new orders or to furnish previously ordered Products or Services due to Distributor's failure to comply with any material term of the Agreement, including, but not limited to meeting the credit requirements of Bay, and failure to furnish timely records, reports or other information as required by the Agreement, subject to Bay having first given the Distributor written notice detailing the failure and requiring the Distributor to make the failure good within the thirty days following

4.3 List prices can change at any time, provided Distributor is given thirty (30) days written notice of any price increase. In the event of a list price increase, Bay honors the list price in effect when the Distributor's order is accepted by Bay. In the event of a list price decrease for Products, the new decreased price applies to such Products that are shipped by Bay to Distributor on or after the effective date of the list price decrease.

4.4 Bay can add to or delete from the Price List Products and Services at any time provided Distributor is given thirty (30) days' written notice of any deletions.

5.       ORDER PLACEMENT, ORDERS

5.1 Distributor agrees that each order placed with Bay is placed under the terms of the Agreement. No order will be effective until accepted by Bay's acknowledgment which shall be issued within five working days of receipt by Bay of the order. The terms of the Agreement govern all orders regardless of any varying terms in Distributor's order. Distributor shall have the right to cancel an open order or individual line items of an open order at any time before actual shipment if Bay advises that it cannot meet its acknowledged delivery dates and Distributor's Reseller in consequence cancels its order.

5.2 Orders, which may be submitted by telefax, must be signed by an authorized official of Distributor and need to specify;

         (a)      The number of this Agreement;

         (b)      Distributor's Purchase Order number;

         (c)      Products and/or Services and descriptions;

         (d)      Quantities;

         (e)      Purchase price;

         (f) Tax status, including exemption certificate number if tax exempt;

         (g)      Requested delivery date(s);

         (h)      Preferred shipping method; and

         (i)      Exact "Bill to" and "Ship to" addresses.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

5.3      Orders for router and bridging products are to be sent to:

                  Bay Networks, Inc.
                  8 Federal Street
                  Billerica, M A 01821, U.S.A.
                  Attention: Order Administration
                  Telefax #: +1 508 436-3444

5.4      Orders for hub and switching products are to be sent to:

                  Bay Networks, Inc.
                  4401 Great America Parkway
                  P.O. Box 58185
                  Santa Clara, CA 95052-8185, U.S.A.
                  Telefax #: +1 408 988-8544

6.       PRICES, TAXES, COSTS, PAYMENT

6.1 PURCHASE PRICE. The purchase price for the Products sold or licensed by Bay to Distributor is determined by applying the discount percentages specified in Distributor Discount Terms to the list price of the Product or Service found in the Price List. All Product prices cover delivery to a carrier at Bay's facilities, generally in the U.S.A.. Distributor has the right to determine the carrier.

         Distributor shall at its own discretion establish the prices, terms and conditions (incorporating appropriate software license terms) at which it resells the products to its Resellers. Bay shall have no control over Distributor's or its Resellers' prices.

6.2 TAXES. Prices, service charges and license fees do not include any sales, use, value added, import and/or any other taxes or duties, however designated, except for taxes on Bay's net income. All such taxes or duties shall be for the account of Distributor and any such taxes or duties required to be paid or collected by Bay shall be paid by Distributor to Bay.

6.3 COSTS. Distributor agrees to pay transportation costs of shipment of the Products.

6.4 PAYMENT. Subject to initial and continuing credit approval by Bay, payment is due [*] from the date of Bay's invoice. Payment not received by Bay when due may be subject to a late payment charge of [*] from the original due date or the highest amount permitted by law, whichever is less. Distributor agrees to complete and submit an Application for Credit as required by Bay. Distributor agrees that the information contained in the Application for Credit forms will be updated as changes occur, or in response to a request from Bay.

7.       SHIPMENT, CHANGES, TITLE, RISK OF LOSS

7.1 SHIPMENT. Bay ships Products by a method and carrier selected by Bay unless otherwise instructed in Distributor's order. Bay will ship freight collect if so instructed on Distributor's order.

7.2 CHANGES. Distributor cannot cancel or reschedule any order in whole or in part fifteen (15) days or less prior to the acknowledged delivery date or after delivery.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

7.3 RETURNS. Products with defects covered by the warranty may be returned for repair under the warranty. Distributor agrees to first obtain from Bay the appropriate return material authorization number ("RMA #") and return the Product within ten (10) days after receiving the RMA #.

7.4 TITLE, RISK OF LOSS. Risk of loss or damage in all Products shall pass to Distributor at the airport of entry to the country specified on Distributor's order. Title to Hardware shall pass to Distributor upon payment in full, Bay and its licensors retain all title and ownership of the Software and documentation, including any revisions.

8.       WARRANTIES

8.1 HARDWARE WARRANTY. For each specific Product, the warranty period will be as set out in the Price List. Bay warrants to Distributor that the Hardware will be free from defects in workmanship and materials for its respective warranty period. Where the warranty period is shown in the Price List as being [*], respectively, after the date of shipment from Distributor to the End User. Distributor's exclusive remedy, and Bay's sole obligation and liability, is that Bay will either (a) repair or replace any item of Product that fails during the warranty period because of a defect in workmanship or material, or (b) if Bay is unable to repair or replace such Product within a reasonable period, refund to Distributor the purchase price of the defective Product. All replaced or refunded Product or parts shall become the property of Bay.

8.2 SOFTWARE WARRANTY. The warranty period may vary depending on the Software licensed. For Software furnished under Bay's standard software license terms, Bay warrants that each item of Software, as delivered or updated by Bay and properly installed and operated on the Hardware or other equipment it is licensed for, will function substantially as described in its then-current Software Documentation for its respective warranty period. If any item of Software fails so to perform during its warranty period, as the sole remedy Bay will in its discretion provide a suitable "fix", "patch" or "workaround" for the problem, which may be included in a future revision or upgrade of the Software. The warranty for software furnished with Other Licenses, as hereinafter defined, may vary.

8.3 SERVICE WARRANTY. Bay warrants to Distributor that Services will be performed in a professional and workmanlike manner.

8.4 LIMITATIONS. Bay does not warrant that any item of Software is error-free or that its use will be uninterrupted. Bay is not obligated to remedy any Software defect which cannot be reproduced in the latest version of the Software, but notwithstanding this provision Bay will ensure that the End User receives a free of charge "fix", "patch" or "workaround" for any warranty problem encountered in the Software. The warranty in this section titled WARRANTIES does not apply to any Product which has been (i) altered, except by Bay or in accordance with its written instructions, or (ii) used in conjunction with another's product resulting in the defect, or (iii) damaged by improper environment, abuse, misuse, accident or negligence. Replacement parts furnished under this warranty may be refurbished or contain refurbished components.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

THE FOREGOING WARRANTIES AND LIMITATIONS ARE EXCLUSIVE REMEDIES AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT ANY LIMITATION WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY PRODUCT THAT MAY BE FURNISHED BY BAY WHICH IS NOT LISTED IN THE PRICE LIST OR IS NOTED IN THE PRICE LIST "AS IS" IS FURNISHED "AS IS".

9.       SOFTWARE LICENSES

9.1 BAY'S STANDARD SOFTWARE LICENSE. Subject to the terms below, Bay grants to Distributor a personal, nontransferable, nonexclusive license to use one copy of the Software listed in Distributor's order, together with its corresponding Software Documentation, provided that Distributor has paid Bay the applicable license fee(s) for the Software.

9.2 OTHER SOFTWARE LICENSES. Other software license terms ("Other Licenses") may apply for some Software products available from Bay. The additional terms of the Other Licenses are set out in the Price List, within the Software Documentation, or as a separate written license included with the applicable Software.

9.3 LIMITATIONS. Distributor may modify Software (but not firmware), or combine it with other software, but only to the extent permitted by the Software Documentation and subject to the provision that those portions of the resulting software which incorporate Software are subject to the restrictions of this software license. Software that is modified by Distributor, its Resellers or End Users is not covered by Bay's warranty. Distributor, its Resellers or End Users may not permit any item of Software, related modifications, or Software Documentation to be disclosed to or used by any person other than Distributor's or its End Users' employees or contractors, or with any equipment other than Hardware or equipment for which it is licensed, without Bay's prior written permission. Distributor, its Resellers or End Users may not duplicate any portion of the Software except for archival purposes or for installation purposes as expressly described by the Software Documentation, and agrees to duplicate Bay's proprietary rights notices on any such copy. Distributor shall not, and shall not allow its Resellers and End Users to reverse assemble, reverse compile, or in any way reverse engineer the Software except as specified in the Software Directive enacted by the Council of European Communities Directive dated 14 May 1991 for interoperability purposes. Distributor shall notify Bay of any such intended examination of the Software and Bay may provide support and assistance.

10.      RIGHT TO DISTRIBUTE SOFTWARE LICENSES

10.1 Subject to the terms below, Bay grants to Distributor a nontransferable, non-exclusive right to distribute Software Licenses to its Resellers and further grants Distributor a nontransferable, non-exclusive right to authorize its Resellers to distribute Software Licenses to End Users.

10.2 The Software and Software Documentation are protected under copyright laws. The Software Licenses granted by Bay are not a sale. Bay and its licensors retain all title and ownership of the Software and documentation, including any revisions. All copyright notices must be reproduced and included with any copy of any portion of the Software or Software Documentation. Distributor agrees not to translate, nor allow its Resellers or End Users to translate any portion of the Software or associated documentation into any other format or language without the prior written consent of Bay. Except as specifically

                 Bay Networks Agreement for C2000 (Rev. 9/22/95) provided elsewhere in the Agreement, Distributor may not grant its right to distribute or transfer Software Licenses to any third party.

10.3 In connection with any proposals to and agreements with government entities, Distributor shall take all appropriate steps to ensure that Bay's proprietary rights receive the maximum protection available from such government entity for commercial computer software developed at private expense.

10.4 All copies of the Software distributed by Distributor or its Resellers must be accompanied by the Bay Networks, Inc. Software License Agreement. In all jurisdictions where an enforceable copyright covering the computer programs of the Software does not exist, the Software must be accompanied by a written software license agreement, signed by the End User, that is no less restrictive than the terms of the Bay Networks, Inc. Software License Agreement. Bay does not undertake to inform Distributor of the jurisdictions where such enforceable copyright exists.

10.5 Distributor may distribute Software Licenses through its Resellers only under a written agreement on terms no less restrictive than the terms of the SOFTWARE LICENSES and RIGHT TO DISTRIBUTE SOFTWARE LICENSES provisions of the Agreement.

11.      TRADEMARKS AND TRADE NAMES

11.1 In the advertising and promotion of the Products, Distributor agrees to use Bay's regular trade names and trademarks (the "Trademarks"). For this purpose, Bay grants Distributor a non-exclusive, royalty-free, limited license to use Bay's Trademarks, provided that Distributor displays the symbol "TM" or"(R)" adjacent to each use of a Trademark the first time a Trademark is used in a particular context, or displays such other symbols and notices as may be prescribed by Bay.

11.2 Distributor acknowledges and agrees that Bay and its suppliers are the exclusive owners of the Trademarks. The use of the Trademarks by Distributor does not convey to Distributor any right, title or interest in or to the Trademarks. Distributor agrees that neither it nor its affiliates will register any Trademark in any jurisdiction unless expressly approved by Bay in advance and in writing, and at a minimum such registration is made on behalf and for the benefit of Bay.

11.3 In order to assure proper use and protection of Bay's Trademarks, Distributor agrees to provide written notification to Bay if Distributor purchases, or is offered for purchase, any Products with a Bay or Bay owned Trademark from a source other than Bay, its subsidiaries, an authorized Reseller or another authorized Bay distributor.

12.      BAY NAMES AND LABELS

12.1 Distributor agrees not to make or permit alteration of the Products or removal or modification of any tags, proprietary notices, labels, or other identifying marks placed by Bay or its agents on the Products or associated literature.

11.2 The parties agree not to use each other's corporate names, trademarks, trade names and copyright legends, and shall not use them in any manner which might result in confusion as to Bay and Distributor being separate and distinct entities. In particular Distributor shall not use the corporate name, trademarks, trade names or copyright legends of Bay with respect to any products or materials not furnished by Bay.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

13.      PROPERTY RIGHTS AND INFORMATION

13.1 USE OF PROPRIETARY INFORMATION. "Proprietary Information" includes, without limitation, diagnostics, the Software, the Software Documentation, other user manuals, as well as printed materials and visually transmitted information disclosed by Distributor or Bay, such as new product information, financial or technical data, that is marked with a proprietary or confidential legend. Each party will hold the Proprietary Information of the other in confidence and will use the Proprietary Information only for the purposes expressly permitted under the Agreement, and will disclose the Proprietary Information only to its employees and contractors as authorized in the Agreement and then only on a need-to-know basis. Each party agrees to maintain adequate internal procedures, including appropriate agreements with employees and authorized third parties, to protect the confidentiality of the Proprietary Information as required by the Agreement. Each party shall be entitled to appropriate injunctive relief in the event of any unauthorized disclosure or use of its Proprietary Information by the other party.

13.2     LIMITATIONS. Proprietary Information does not include information which
         (i) is rightfully in the receiving party's possession in a complete and tangible form before it is received from the disclosing party, (ii) is or becomes a matter of public knowledge through no fault of the receiving party, (iii) is rightfully furnished to the receiving party by a third party without restriction on disclosure or use, or (iv) is independently developed by the receiving party without use of or reference to the disclosing party's Proprietary Information.

13.3 PROPRIETARY RIGHTS. Bay, on behalf of itself and its licensors, reserves all proprietary rights in and to (i) all designs, engineering details, and other data pertaining to the Products, (ii) all original works, computer programs, fixes, updates (but not Distributor's, its Resellers' or End Users' programs), discoveries, inventions, patents, know-how and techniques arising out of work done wholly or in part by Bay in connection with the Agreement, and (iii) any and all products developed as a result of such work. The performance by Bay of professional Services shall be not be deemed a work-for-hire but shall instead be subject to this section.

14.      CLAIMS OF INFRINGEMENT

14.1 INDEMNIFICATION. Bay agrees to defend at its own expense any action brought against Distributor to the extent that it is based on a claim that any Product infringes a United States or country of the European Community or European Free Trade Association patent, copyright, trade mark, trade secret or other valid intellectual property right, and will pay any costs and damages finally awarded against Distributor in any such action which are attributable to any such claim. Bay's obligation under the preceding sentence is subject to the conditions that (i) Distributor promptly notifies Bay in writing of any such claim, (ii) Bay has sole control of such defense and all negotiations for any settlement or compromise, and (iii) should any Product become, or in Bay's opinion be likely to become, the subject of any such claim, Distributor permits Bay, at Bay's option and expense, to procure for Distributor the right to continue using such Product, to replace or modify it so that it becomes non-infringing, or to grant Distributor a credit for such Product equivalent to the original price paid, and accept its return.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

14.2. LIMITATIONS. Bay has no liability to Distributor under this provision entitled CLAIMS OF INFRINGEMENT with respect to any claim of infringement which is based upon or results from (i) the combination of any Product with any equipment, device, firmware or software not furnished by Bay, or (ii) any modification of any Product by a party other than Bay, or (iii) Distributor's failure to install changes, revisions or updates as instructed by Bay, or (iv) Bay's compliance with Distributor's specifications or designs or from the use of equipment furnished by Distributor.

15.      LIMITATION OF LIABILITY

15.1 LIABILITY AND INSURANCE. Bay agrees to indemnify Distributor against any claim arising out of or resulting from the Products or the Agreement, provided that any such claim (1) is in respect of bodily injury, death, or of injury to or destruction of physical property (other than the Products), and (2) is caused by the negligent act or omission of Bay. This obligation on the part of Bay exists only if Distributor (1) gives Bay prompt written notice of any such claim, (2) grants Bay control of the defense and settlement of such claim, and (3) assists fully in the defense so long as Bay pays Distributor's out-of pocket costs. Bay has no liability for any settlement or compromise made without its prior written consent.

15.2 Bay, at its expense, agrees to maintain adequate insurance coverage to protect against its liabilities under the Agreement. This insurance will include (1) worker's compensation insurance, (2) comprehensive general liability insurance, including coverage for product liability, bodily injury and property damage, and (3) automobile liability insurance. Upon Distributor's written request, Bay will furnish the applicable certificate of insurance.

15.3 IN NO EVENT WILL BAY OR ITS SUPPLIERS BE LIABLE FOR (1) THE COST OF SUBSTITUTE PROCUREMENT, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR (2) ANY DAMAGES RESULTING FROM INACCURATE OR LOST DATA OR LOSS OF USE OR PROFITS ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT, THE FURNISHING OF SERVICES, OR THE USE OR PERFORMANCE OF PRODUCTS, EVEN IF INFORMED OF SUCH DAMAGES. IN NO EVENT WELL BAY'S TOTAL LIABILITY FOR (1) ANY DAMAGES IN ANY ACTION BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT EXCEED THE [*] TO BAY PURSUANT TO THE AGREEMENT, OR (2) CLAIMS BASED UPON THE PARTIES' OBLIGATIONS UNDER THE SECTION ENTITLED "SERVICES" EXCEED THE [*] TO BAY FOR SUCH SERVICES.

16.      TERMINATION

16.1     Either party may terminate this Agreement if:

         (i) the other party becomes insolvent, files or has filed against it a petition in bankruptcy, or ceases doing business; or

         (ii) the other party fails to cure a material breach of the Agreement within thirty (30) days after receipt of written notice of such breach from the party not in default.

         Upon termination of the Agreement by Bay for breach, Bay may cancel all of Distributor's unfulfilled orders.

16.2 The Agreement may be terminated at any time without cause by either party upon ninety (90) days written notice to the other party.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

16.3 Upon the expiration or earlier termination of the Agreement for any reason, Distributor agrees to immediately discontinue all advertising of, or making reference to, Bay or the Products.

16.4 Except as otherwise specifically stated in the Agreement, neither party will be liable to the other for damages in any form by reason of the expiration or earlier termination of the Agreement.

16.5 EFFECT OF TERMINATION. Any expiration or earlier termination of the Agreement does not modify or alter any of the obligations of the parties which accrued prior to such expiration or termination. The sections of the Agreement which address Taxes; Payment; Security Interest; Warranties; Services; Proprietary Rights and Information; Foreign Reshipment; Limitations; Governing Law; and Termination shall survive any expiration or termination of the Agreement. The section entitled SOFTWARE LICENSES also survives any expiration or termination provided Distributor, its Resellers and End Users continue to comply with the provisions of the applicable software license terms. Except as expressly agreed in writing between the parties, no party is liable to the other for any dollar amounts, costs or damages by reason of the expiration or earlier termination of the Agreement.

17.      FAILURE, DELAY

Neither party is liable for any failure or delay in performance of its obligations under the Agreement due to strikes, wars, revolutions, fires, floods, explosions, earthquakes, shortages in labor, components or materials, government regulations, or other causes beyond its control.

18.      EXPORT AND REEXPORT

Distributor agrees not to export or reexport, directly or indirectly, any Products or Technical Data or any portion thereof to any country for which an export license or other governmental approval is required without first obtaining such license or approval from the U.S. or other applicable government. Bay may suspend its shipments or other performance if continuing performance would be contrary to U.S. or other export regulations or laws.

Distributor shall be solely responsible, at its own expense, for obtaining all necessary import and export permits and certificates (except for the initial U.S.A. export license) and will use its best efforts to ensure that the Products are imported into the Territory with a minimum of delay.

19.      ASSIGNMENT

Neither party may assign the Agreement in whole or in part without the prior written consent of the other party, save that Bay may in its absolute discretion assign the benefit of any or all payments due from Distributor whether under the Agreement or otherwise, effective after not less than thirty (30) days' written notice to Distributor.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

20.      WAIVER, AMENDMENT OR MODIFICATION

The waiver or failure of either party to exercise any right provided for in the Agreement shall not be deemed a waiver of any further right hereunder nor shall it be deemed to be a waiver of any future possible exercise of the same right. Any waiver, amendment or modification of any right, remedy or other term under the Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought. Neither party shall be bound by typographical or clerical errors.

21.      GENERAL

21.1 INDEPENDENT CONTRACTORS. The relationship of Bay and Distributor is that of independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on the other's behalf.

21.2 SEVERABILITY. If any provision of the Agreement is held to be invalid or unenforceable, the remainder of the provisions shall remain in full force and effect.

21.3     COMPLIANCE WITH LAWS AND OTHER AGREEMENTS.

         Distributor warrants that it has the right and authority to enter into the Agreement and by entering into the Agreement Distributor is not violating any agreement Distributor may have with any third party.

         Distributor agrees to comply with all laws and regulations relating to the import, re-export and use of Products by Distributor. Distributor shall be solely responsible for complying with the laws and regulations applicable in any nation, or political subdivision thereof, in which it engages in business hereunder and shall hold Bay harmless against any liability arising from the failure of Distributor or Distributor's customers to comply with such regulations. This provision shall survive any termination or expiration of this Agreement.

21.4 CHANGE. Bay reserves the right to change the Price List, Products offered, discount and any other schedule, policy or program, whether referred to in the Agreement or set forth in an Exhibit to the Agreement. For changes to the Agreement which, in Bay's opinion, may adversely affect Distributor, Bay will provide thirty (30) days notice, or such longer period as Bay deems appropriate, prior to the effective date of such change.

22.      GOVERNING LAW AND ARBITRATION

This validity, interpretation, and performance of this Agreement shall be controlled by and construed under the law of France. The parties expressly exclude the application of the Convention on Contracts for the International Sale of Goods to this Agreement or any order issued under this Agreement.

All disputes arising in connection with this Agreement or any of its Exhibits which are not settled by negotiation between the parties shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London, England and the language of the proceedings shall be English.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

                                                  CONFIDENTIAL TREATMENT REQUEST

*Portions devoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

EXHIBIT 2A - VOLUME DISTRIBUTOR DISCOUNTS

                                      [*]

EXHIBIT 2B - VALUE ADDED DISTRIBUTOR DISCOUNTS

                                      [*]

               EXHIBIT 3 - DISTRIBUTOR RESELLER TERMS AND CRITERIA

This Exhibit defines a program which permits Distributor to select and authorize quality and qualified value-added resellers to assist marketing Bay Products to End Users.

Distributor and Bay appreciate the sophisticated nature of the Products, the generally limited telecommunications experience of many potential buyers and the need to maintain Distributor's and Bay's excellent reputation and integrity in the market place. Bay and Distributor realize that neither has all the necessary products and services to address all needs of the various customers and markets.

Bay appoints various resellers with communication products and system integration capabilities to add this value to Bay Products and to resell and sublicense the Products as part of an Integrated solution. Where the Distributor appoints Resellers, an integrated solution would normally involve both a hub and a router.

In order for Distributor to pursue the above reasonable business purpose, Bay and Distributor agree to the following:

1.       Reseller appointments
         Distributor may appoint Resellers who meet Bay's technical and quality criteria set forth in Attachment "A" hereto. For the purposes of this Agreement such a reseller is called a Value Added Reseller ("Reseller").

2.       Terms and Conditions to Resellers:

         A. Distributor's agreements with Resellers will have software terms and conditions protecting Bay software equivalent to those terms between Distributor and Bay.

         B. Distributor will assure Resellers have proper confidentiality agreements in place to protect Bay confidential information whenever such information is being transmitted to Resellers. This confidentiality agreement should be with Bay unless otherwise mutually agreed upon in writing.

3.       Independent Contractors:

         Resellers are not agents, partners, joint venturers or of any legal status with Bay.

         Distributor agrees that any Reseller that Distributor provides Product to under this Agreement holds a privity of contract relationship between the Reseller and the Distributor.

         Neither Distributor or any of its Resellers have represented, and will not represent, that they have any right or authority to act, or to assume or create any obligation or responsibility (whether express or implied), on behalf of or in the name of Bay.

4.       Software Licensing and Sublicensing:

         a. The "Bay Software License Agreement" in the Bay/Distributor Agreement contains terms which must be part of the Reseller's license terms to its customers.

         b. Validly approved Resellers are authorized to grant software sublicenses to their customers to use Bay Software on a Product which was acquired from Distributor and that is or was transferred directly to that customer by Distributor or the Reseller.

5.       Support to Distributor

         Free of charge support will be provided to Distributor for the first year of this Agreement, as follows: Bay will provide Technical Response Center (TRC) support to Distributor from 09.00 to 17.00 CET Monday through Friday from Valbonne, France, local holidays excluded. The TRC is staffed by Bay network engineers to provide second-level support intended to assist Distributor's technical support staff with Product installation and configuration advice, network problem diagnostics, and Software problem reporting and resolution. Product Groups 4 and 5 are not included in this support coverage. Distributor will take second priority in its TRC access to Bay's paying customers.

                                    EXHIBIT 3

                                  ATTACHMENT A

                       BAY QUALITY CRITERIA FOR RESELLERS

A.       Added Value and Market Skills:

         1. The Value Added Reseller ("Reseller") must have a professional and competent sales force concentrated on the development and support of one more integrated telecommunications solutions markets.

                  a. Reseller must at all times have a qualified salesperson who is able to demonstrate the integrated solutions sold by the Reseller.

                  b. The salesperson must be capable of selling telecommunications solutions consisting of hardware and software.

                  c. The Reseller must be able to provide applications and systems consultancy to customers.

                  d. The Reseller must have added value that is designed for a specific telecommunication market and must include a solution involving a hub and router.

         2. The Reseller must have a proven track record in specific application(s) sales and the sales of telecommunication or network design equipment and/or services.

         3. The Reseller must demonstrate Bay products and features to potential customers (this generally requires at least one Bay router acquired by Reseller).

                  For Resellers who are not yet fully established, the criteria in this document are to be applied to the principal employees and the Resellers business plan.

B.       Administrative/Financial management:

         1. Must have adequate financial standing to provide normal and customary credit facilities to his customers.

         2.       Must have adequate financial standing to finance the business.

         3.       Must provide required Software licenses to its customers.

         4. Must maintain a proven record of customer satisfaction regarding performance of Resellers added value on Bay Products. Reseller must have a high customer satisfaction rating on its performance and its application products and its system integration activities.

         5. Must have ability to reproduce software problems on its premise (generally requires a Bay hub and/or router as a maintenance support device).

         6. Must have ability to provide first line support to its customers (the Bay support services program will provide support directly to Distributor who provides direct support to the Reseller and or its end customer). The Bay support program requires that Distributor have adequate spares. Bay then provides hardware support including spares replacement. Reseller must be able to get spares and support directly from the Distributor.

         7. Must have at least one support person that has (or will) complete the Bay certified training program.

C.       Other requirements:

         1. Reseller and/or its employees must not be listed on the U.S. Table of Denial Orders.

         2. Reseller must comply with U.S. and country export and import laws and regulations as well as all other applicable laws and regulations.

         3. Reseller has terms and conditions that provide Software Licensing protection and enforcement to Bay and protects Bay from claims by Reseller's customers.

         4. Reseller must have attended training on Bay products at Reseller's or Distributor expense. The training will be specified by Bay.

         ADDITIONAL CRITERIA FOR RESELLERS TO RESELL SPECIFIC PRODUCTS ARE CONTAINED IN THE BAY NETWORKS PARTNER ALLIANCE PROGRAM AS MAY BE MODIFIED FROM TIME TO TIME.

                                                  CONFIDENTIAL TREATMENT REQUEST

*Portions devoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         EXHIBIT 4 - BAY NETWORKS PARTNERS SUPPORT PROGRAM

1.       TERM OF EXHIBIT

         The term of this Exhibit shall commence on the date of activation in accordance with Exhibit 6 attached and shall continue for an initial twelve (12) month term. Thereafter this Exhibit shall remain in effect until an authorized representative of Distributor or Bay provides the other party with written notification of its termination at least thirty (30) days in advance of the termination. This Exhibit will survive termination of the Agreement unless mutually agreed in writing by the parties.

2.       SUPPORT TO DISTRIBUTOR BY BAY

         Bay and Distributor agree that the following terms and conditions shall govern Hardware and Software support services to be provided by Bay to and for the use of the Distributor in support of its Resellers. The Services provided hereunder are second tier back-up to the technical support staff of Distributor. Distributor is responsible to provide direct support to Resellers.

3.       DISTRIBUTOR RESPONSIBILITIES

3.1 Distributor shall install at its End Users' sites (If installation is purchased by the Reseller) and maintain in good operating condition all Products it has re- sold in the Territory. Installation, warranty, maintenance, repair and after sales servicing related to Products shall be the sole responsibility of Distributor.

3.2 Distributor shall assure that supported Products are installed and operated by End Users according to Bay specifications. Distributor agrees that Bay shall not be required to provide support for Equipment or Software that has been modified in any way by the Distributor its Reseller or End User. Distributor understands and agrees that time and material charges apply for any support services requested by Distributor that are known or later determined to be related to or the result of Distributor or Reseller or End User modification of Equipment or Software.

3.3 Distributor must maintain an unmodified copy of the latest revision of Software, all Revisions provided hereunder and any additional documentation or archival files necessary to reinstall reconfigure or reconstruct any lost, altered or damaged Software.

3.4 Distributor must have available adequate test equipment for the performance of its warranty and first-level support obligations to its Resellers. This equipment shall include as a minimum a Token Ring network analyzer equivalent in function to a Network General Sniffer. Further LAN interfaces may be required, such as Ethernet or FDDI, depending upon the equipment sold by Distributor to its Resellers, as may an ATM analyzer.

3.5 Distributor shall purchase, maintain and replenish a stock of spare parts adequate for the performance of its warranty and first-level support obligations to its Resellers.

3.6 Distributor shall employ trained and experienced support staff sufficient for the performance of its warranty and first-level support obligations to its Resellers. All such staff must be certified in accordance with the prevailing requirements of the Bay Networks Partner Alliance Program.

4.       7 x 24 2nd LEVEL TELEPHONE ASSISTANCE

4.1 Bay will provide Technical Response Center (TRC) support to Distributor from 08.00 to 20.00 CET Monday through Friday from Valbonne, France, local

         EXHIBIT 4 - BAY NETWORKS PARTNERS SUPPORT PROGRAM

         holidays excluded, Calls outside of those hours will be rerouted automatically to one of the two major Bay TRCs in North America. The TRCs are staffed by Bay network engineers to provide second-level support intended to assist Distributor's technical support staff with Product Installation and configuration advice, network problem diagnostics, and Software problem reporting and resolution. Distributor will benefit from priority access to the TRCs, Distributor will maintain complete account control of the Reseller and will be responsible to provide the Reseller's direct support. Bay will accept calls from all Distributor's product-certified personnel, without limitation on numbers.

4.2      In addition to the telephone assistance outlined above, Bay will:

         (a) Diligently duplicate problems that have been fully characterized by Distributor with traces, memory dumps and full description of the network configuration Including Software release(s), protocols running, and circumstances surrounding the problem;

         (b) Provide Distributor with "Read Only" access to Bay's Clarify system to view Distributor's open tickets, which will enable Distributor to provide up to date status reports to its Resellers;

         (c) Send competent personnel on site if problems cannot be duplicated by Bay.

5.       SOFTWARE SUPPORT

5.1 Master Software Subscription Service: Bay will provide automatic distribution of major update and maintenance Revisions to the Software when such Revisions are formally released by Bay, Optivity Revisions will be available in this subscription service from Summer 1996. Until such time Optivity Revisions are purchaseable through Bay's LattisWorks Support Program -see Price List for further details. Revisions are provided for distribution by Distributor to its Resellers who have:

         (i)      executed a Bay Networks, Inc. Software License Agreement; and

         (ii) are either under warranty or have entered Into a service agreement with the Distributor.

         Bay will supply one master set of each Software Revision. Distributor is granted a license to sublicense and use (load, copy or transmit as necessary for execution) the Revisions. Distributor shall not copy, disclose, or transfer the Revisions to any third party other than to its Resellers as detailed herein. Distributor must place any media labels supplied by Bay on ail media containing Software and Software Revisions that are delivered by Distributor to its Resellers. Distributor shall use all reasonable efforts to maintain Software installed at End Users at the most current revision level. For each Software Revision, Bay will provide one copy of the updates to the corresponding Software information,

         EXHIBIT 4 - BAY NETWORKS PARTNERS SUPPORT PROGRAM

5.2 Software Problem Resolution: For problems with Software that are reported by Distributor and can be verified and/or recreated by Bay on the then current revision of the Software, Bay shall provide remedial support and use reasonable efforts to resolve the reported problem. Bay may provide:

         (i)      a suggested corrective action; or

         (ii)     a work around to the problem; or

         (iii)    a Revision intended to resolve the problem.

5.3 Technical Notices and Status Reports: Bay will provide automatic distribution to Distributor of:

         (i) Software Revision Notices or addenda to existing software information

         (ii)     Software maintenance bulletins

         (iii) Other Software information which may be released periodically by Bay

         (iv) Periodic status updates on all open software tickets reported by Distributor.

6.       NEXT BUSINESS DAY SHIPMENT OF REPLACEMENT PARTS

6.1 In order to fulfill its installation, warranty and service obligations to its Resellers, Distributor will need to stock an adequate supply of service parts and to maintain and replenish that stock; To assist Distributor in that effort, Bay will advance exchange any faulty field-replaceable part (excluding chassis) and make all reasonable efforts to ship the replacement part DDU airport point of entry to the Reseller's country (INCOTERMS 1990 applying) by no later than the business day following Distributor's replacement request. Requests, must be completed using the then standard Bay RMA form.

         Exchange parts will, at Bay's option, be new or refurbished upgraded to the latest revision. Distributor shall arrange and bear the cost of freight and Insurance from Distributor's address to the point of repair, Cost of labor for deinstallation will always be paid by Distributor.

6.2 Faulty parts are to be returned within ten (10) days of request, Parts not received within thirty (30) days of request will be Invoiced at full value. Parts that show defects resulting from reasons other than defects in material and workmanship will be replaced for the value of new parts.

6.3 Field upgrades (parts which have new features such as but not limited to added memory) are excluded from the scope of 6,1 and 6.2 above and are chargeable at the rates specified in Bay's Price List.

6.4 Updates, Involving changes to parts that do not provide any additional features, are within the scope of Bay's responsibilities hereunder. The part to be updated must be returned to Bay's nominated factory at Distributor's risk and expense and will be returned by Bay to Distributor updated within the thirty (30) days following.

7.       CLASS 1 ECO/FCO UPDATE INFORMATION

         Bay will provide Distributor with Engineering Change Orders (ECOs) for all affected Spare Parts in Distributor's spare parts inventory. Field Installable kits where available will be shipped to End User upon request. Emergency and safety ECOs as determined by Bay will be provided at no cost, Distributor will Install ECOs to Its End Users at no cost to Bay.

         EXHIBIT 4 - BAY NETWORKS PARTNERS SUPPORT PROGRAM

8.       INVOICING TO DISTRIBUTOR

8.1 The Bay Support Service will be calculated in accordance with the Pricing Appendix attached to this Exhibit. The charges will not be calculated on the three months' period following shipment, If Product is dismantled or shipped outside the country, adjustments will be made based on written requests from the Distributor. Likewise if Product not directly shipped by Bay to Distributor becomes the object of a service agreement contracted with the Distributor, it will be included in the above computation.


8.2 Invoicing will be quarterly in advance and payment is due [*] from invoice date.


8.3 Distributor is responsible for taxes and customs duties that may be added to the invoice if Bay is required to collect these charges.

9.       WARRANTY AND LIMITATION OF LIABILITY

9.1 Bay warrants that the support services will be provided In a professional workmanlike manner In accordance with Bay's responsibilities as detailed in this Exhibit.

9.2 Bay does not warrant that all Software problems reported will be able to be corrected.

9.3      BAY'S SOLE OBLIGATION UNDER THIS WARRANTY IS DESCRIBED IN THIS SECTION
         9. EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS SECTION, BAY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE PRODUCTS AND SUPPORT PROVIDED UNDER THIS EXHIBIT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

9.4 IN NO EVENT WILL THE LIABILITY OF BAY ARISING OUT OF THIS EXHIBIT, WHETHER BASED UPON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE ACTUAL AMOUNT PAID BY THE DISTRIBUTOR FOR THE SERVICES PROVIDED UNDER THIS EXHIBIT DURING THE ANNUAL TERM IN WHICH THE CAUSE OF ACTION OCCURRED.

9.5      BAY SHALL NOT BE LIABLE FOR ANY SPECIAL INDIRECT OR CONSEQUENTIAL
         DAMAGES.

10.      GENERAL PROVISIONS

10.1 In case of any conflict or inconsistency between the terms of this Exhibit and the terms of the Agreement, the terms of this Exhibit shall prevail.

10.2 Support services specified above are return to Bay of failed Equipment items. Software Revisions and Bay technical support are provided as second-tier back up support to the technical support staff of the Distributor. Distributor support staff is responsible for providing direct support to Resellers

10.3 Services, excluding training (see 10,4 below), provided by Bay directly to Resellers or End Users on request of and under an order issued by Distributor will benefit from a Fifteen Percent (15%) discount off the then current Bay List Price. This discount does not apply to the Optional On-Site Parts and Labor Program.

         EXHIBIT 4 - BAY NETWORKS PARTNERS SUPPORT PROGRAM


10.4 Training provided either to Distributor or to Resellers or End Users at the request of and under an order issued by Distributor will benefit from a [*] discount off the then current Bay List Price, Training price includes lunch and hand-outs but does not include lodging, out-of-pocket expenses, transportation and other meals.

         EXHIBIT 4 - BAY NETWORKS PARTNERS SUPPORT PROGRAM

                                PRICING APPENDIX

Support charges are calculated from the installed Base, as detailed below.

The Installed Base is the total of shipments to Distributor in the three (3) year period preceding the date of Invoice, plus Products added in that period, through, for example, the MAP program or shipments from another reseller or shipments to an End User who is serviced by Distributor. The value used is the nett price paid for the Products.

Support charges are reduced when Products are dismantled/de-installed or shipped outside the Territory or are supported by another /reseller.


Installed Base Size
     (U.S. $)                                        Support Charge
     --------                                        --------------
Under 3,000,000                                            [*]
(A minimum charge of $2,500 per quarter applies)

Under 6,000,000                                            [*]

Under 10,000,000                                           [*]

Under 25,000,000                                           [*]

Under 50,000,000                                           [*]

Under 100,000,000                                          [*]

100,000,000 and over                                       [*]

         EXHIBIT 5 - DISTRIBUTOR INVENTORY TERMS

                                   A. REPORTS

A.1 By the tenth business day of each month, Distributor agrees to submit a Point of Sale ("POS") shipment report to Bay covering the month just ended. The POS report will be broken out by Product and by geographic area, including for all countries outside the U.S.A. the first two digits of the postal code where available, in a form acceptable to Bay. POS reports are to be submitted to:

         "Bay Networks, Inc.
         Attn: POS/Inventory Administrator
         4401 Great America Parkway
         Santa Clara, CA 95052-8185
         U.S.A."

A.2 By the tenth business day of each month, Distributor agrees to submit to Bay an "Inventory Report" detailing all Products purchased from Bay as of the end of the calendar month just ended that remain unsold in Distributor's inventory. The Inventory Report is to be in a form acceptable to Bay to include, at a minimum, the number of units and Distributor's purchase price value of the inventory by Product model number. Distributor's Inventory Reports are to be submitted to:

         "Bay Networks, Inc.
         Attn: POS/Inventory Administrator
         4401 Great America Parkway
         Santa Clara, CA 95052-8185
         U.S.A."

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confident treatment.

         EXHIBIT 5 - DISTRIBUTOR INVENTORY TERMS

                         B. PRODUCT EXCHANGE PRIVILEGES

B.l Distributor may return previously purchased Products for replacement by an equal or greater dollar's value worth of different Products, subject to the following conditions:

         a) Distributor may return Products only within the [*] period following [*] of each year.

         b) The total value of the returned Products shall not exceed [*] of the Net Shipments Value, for Products only, invoiced by Bay, reduced by any credits already granted, during the [*] immediately preceding each of the above dates, "Net Shipments Value" means the aggregate invoiced value of shipments of all Products to Distributor, less any returns, credits and allowances, taxes and freight associated with the purchase of Products under the Agreement. Purchases of Services are also included in Net Shipments. Inventory and reporting credits and Coop Funds are not deducted in the calculation of Annual Net Shipments, Bay's records are used for all calculations of Net Shipments.

         c) The replacement Products are not to be identical to the returned Products, Distributor will be invoiced for the replacement products at purchase prices in effect at the time they are shipped, reduced by a credit for the face value of the returned Products being replaced at the price actually paid by Distributor, but reduced by any prior credits granted by Bay.

         d) The returned Products have been in Distributor's inventory for less than [*] after shipment from Bay, as evidenced by Distributor's monthly Inventory Reports submitted to Bay.

         e) The returned Products are in their original shipping containers and have not been used, altered or damaged.

B.2 Bay may, in its sole discretion, permit Distributor to exchange additional Products in order to correct major Product mix imbalances in Distributor's inventory. Any such additional Product exchange privileges extended to Distributor will be subject to terms and conditions acceptable to both Bay and Distributor prior to the time of actual Product exchange.

B.3 If the orders placed by Distributor in the [*] after activation of a subsidiary in accordance with Exhibit 6 following lead to Product mix imbalances in Distributor's inventory, then the Distributor and Bay's area management shall be able to agree extension for a limited period of the [*] limitation per B.1 b) above,

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

         EXHIBIT 5 - DISTRIBUTOR INVENTORY TERMS

                              C. PRICE PROTECTION

C.1 In the event of a list price decrease for Products, Distributor may be eligible to apply for a credit on those units of Product in Distributor's inventory that (i) have not been sold and (ii) were shipped by Bay to Distributor no more than [ * ] prior to the effective date of the list price decrease,

C.2 the amount of credit available to Distributor on any unit of affected Product is equal to the difference between:

         a)       [ * ], and

         b)       [ * ].

C.3 In order to receive a credit, Distributor must have faithfully submitted its monthly Inventory Report and POS reports to Bay according to section A of this Exhibit. Distributor may claim its credit by submitting to Bay a report of Distributor's inventory eligible for the list price decrease credit within [ * ] of the effective date of the list price decrease. Upon verification by Bay of the eligibility of units claimed and calculation of the credit amount, Bay will issue a credit against Distributor's account.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                     EXHIBIT 5 - DISTRIBUTOR INVENTORY TERMS

                                  D. REPURCHASE

D.1 If Bay terminates the Agreement without cause, Bay agrees to repurchase from Distributor, at Distributor's option, all Products furnished under the Agreement which Distributor has not sold and which are in Distributor's inventory as at the effective date of termination. Bay's agreement to repurchase such Products is conditioned on: (a) the Products to be repurchased have been reflected on Distributor's monthly Inventory Reports furnished to Bay under the Agreement section titled Reports; (b) Bay is able to verify that the Products were shipped by Bay to Distributor within the six (6) months preceding the effective date of termination; and (c) the Products are in their original shipping containers and have not been used, altered or damaged; otherwise, Bay will be under no obligation to repurchase the Products. The repurchase price is the price actually paid by Distributor minus any prior credits and allowances. Upon Bay's repurchase, Distributor agrees to ship the Products to Bay's designated location, freight and insurance prepaid.

D.2 Upon the expiration of the Agreement, Bay may, at its option, repurchase from Distributor any or all of the Products in Distributor's inventory at prices to be agreed between the parties. However, the repurchase prices will in no event be greater than the actual price originally paid by Distributor to Bay, minus any prior credits or allowances.

D.3 Any credit entitlement due to Distributor will be paid by Bay to Distributor within [ * ] after the repurchases exercised in accordance with D.l and D.2 above.

                 Bay Networks Agreement for C2000 (Rev. 9/22/95)

               EXHIBIT 6 - LOCAL COUNTRY/LOCAL REGION DISTRIBUTOR
                               ACTIVATION PROCESS

Each Distributor entity has to meet the Bay quality and technical criteria prior to resale activity by that entity in the country for which the Business and Resource Plan is approved. Business/Resource Plans are to be reviewed and approved annually. Development of local relationships between the Distributor and Bay personnel is a key to success and both parties will use their best endeavors to develop the local relationship.

1.       COUNTRY ACTIVATION

A. Receipt and acceptance of a Business and Resource plan for each entity. The business plan is to define the territory requested and describe the following:

1. MARKET STRATEGY

   -  Market view (size, key vertical markets, growth)

   -  Distributor Segment targets

   -  Market development plans (PR, seminars, advertising)

2. SALES STRATEGY

   -  Channel strategy (in the territory)

   -  Reseller recruitment and management overview

   -  Reseller programs

   -  Reseller training requirements

   -  Target accounts (key initial targets for cooperation and support)

   - Service and support strategy (Hardware-Software support, on-site service levels, other professional services (training, consulting)

3. SALES GOALS

   -  Total revenue for Bay Networks (net$)

   -  Revenue mix by product group

   -  Service revenue plan (contract maintenance and other)

   -  RESOURCE PLAN

   -  Pre-sales technical headcount (by calendar quarter)

   -  Dedicated sales headcount (by calendar quarter)

   -  Training budget
      Support investment (contract services, Hardware and Software)

B. INITIAL COUNTRY ENGAGEMENT COMMITMENT IN ADDITION TO ACCEPTED BUSINESS/RESOURCE PLAN.

1. QUALIFICATION FOR HIGH TECHNOLOGY

   - How Distributor will meet the Bay quality, technical, training requirements

   -  How its resellers will meet the Bay requirements.

2. GENERAL

It is envisaged that the majority of the Distributor entities will qualify as Volume Distributors and will benefit from the discount structure detailed in
Exhibit 2A herein.

In certain countries the Distributor may wish to qualify as a Value Added Distributor and therefore to apply the discounts detailed in Exhibit 2B. The following criteria are those that MUST be met by the Distributor entity in such cases, in addition to the agreement with local Bay management on the business plan for the region:-

Value Added Distributor Criteria:-

i.       Distributor must demonstrate that:

(a) it has on staff a technical manager to assist resellers with networking and Product information;

(b) it has on staff a business manager to assure contract terms are met, proposal information is available and that other administrative management efforts are achieved

(c) it can provide pre-sales technical assistance, installation services, and technical telephone support to its value added resellers on the Products;

(d) it has on staff in each country of the Territory two pre-sales engineers and two post-sales engineers who have earned the designation of Bay Networks Expert under the Bay Networks Certification Program; and

(e) it has on staff in each country of the Territory at least two salespeople who can demonstrate proficiency in the Products' connectivity and/or router solutions for small to mid-range networks.

(f) it makes available a quality support capability to its Resellers and to End Users. As a significant element of his obligation Distributor agrees to purchase second-level support from Bay for the whole of the installed base in the qualifying Territory in accordance with the Provisions of Exhibit 4 hereto.

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                    AMENDMENT

                               BAY NETWORKS, INC.
                       NON-EXCLUSIVE DISTRIBUTOR AGREEMENT

This Amendment is entered into effective September 30, 1996 ("Amendment Date") by and between Bay Networks, Inc. ("Bay"), acting on behalf of itself and its affiliates, and Computer 2000 AG (Holding) ("Holding") acting on behalf of itself and its subsidiaries.

Bay and Holding have previously entered into a Non-Exclusive Distributor Agreement ("Agreement") with an Effective Date of September 25,1995. Under the terms of the Agreement, Holding's subsidiaries ("Distributor(s)") which agree to be bound by the terms of the Agreement and which continue to meet the qualification requirements contained in the Agreement, may purchase for resale Products manufactured and distributed by Bay.

Where indicated, this Amendment shall modify and supersede terms and conditions contained in the Agreement and its Exhibits, but all other terms and conditions of the Agreement shall remain in full force and effect between the contracting parties. This Amendment applies to the purchase of Netgear products only. It does not effect the purchase of Bay products.

The NETGEAR subsidiary of Bay ("NETGEAR") distributes products under its own brand names ("NETGEAR Products") through separate channels of distribution from those utilized by Bay.

Holding desires to have qualified Distributors authorized to purchase or license NETGEAR Products under the Agreement for distribution through their reseller outlets to end use customers.

Subject to receiving Holding's assurance that those Distributors authorized to purchase and distribute both Products and NETGEAR Products will be bound by and will comply with the terms of the Bay Agreement and this Amendment, Bay is willing to grant qualified Distributors the non-exclusive right to purchase and distribute NETGEAR Products as follows:

1.       ORDERING NETGEAR PRODUCTS

         A. Orders for NETGEAR Products must be placed separately from those for Bay-Products and must be made out to NETGEAR.

         B. Orders for NETGEAR Products must be transmitted to the following address:

                  NETGEAR, Inc.
                  48105 Warm Springs Blvd.
                  Fremont, CA 94539
                  U.S.A.
                  510-490-4774

         C. Orders may be sent by telefax or other electronic media approved by NETGEAR. Fax orders should be sent to the following number: 510-498-2650.

Computer 2000 Amendment                                                   101196

         D.       Orders must include the following information:

                  (i) Distributor's Purchase Order number;

                  (ii) Product number and description for each item ordered;

                  (iii)    Desired quantities;

                  (iv)     Purchase price for each Product ordered;

                  (v) Requested ship date(s);

                  (vi)     Preferred shipping method; and

                  (vii)    Exact "Bill to" and "Ship to" address.

         E. Orders for NETGEAR Products submitted with orders for Bay-Products, made out to Bay Networks rather than NETGEAR or submitted without the information listed above will not be accepted.

2.       PRICES & PAYMENT

         A. Prices for NETGEAR Products are those set out in NETGEAR'S Price List, less the applicable discount specified in Exhibit 1 to this Amendment.

         B. Upon shipment, NETGEAR will invoice Distributor directly for all NETGEAR Products shipped. Distributor will remit payment of invoiced amounts directly to NETGEAR at the above address or such other address as may be supplied by NETGEAR.

3.       INVENTORY PRICE PROTECTION

                  Requests for inventory price protection on NETGEAR Products must be made directly to NETGEAR at the above address. All other terms and conditions relative to inventory price protection for NETGEAR Products are the same as for Products.

4.       PRODUCT EXCHANGE PRIVILEGES

                  Requests for exchange of NETGEAR Products must be made directly to NETGEAR at the above address. All other terms and conditions relative to exchange of NETGEAR Products are the same as for Bay-Products.

5.       DISTRIBUTOR'S RESPONSIBILITIES

         A. Authorization as a NETGEAR Products Distributor extends only to the sale or license of NETGEAR Products to companies which will, in turn, supply them to end-use customers. Distributor may not sell or license NETGEAR Products directly to end use customers without the express written consent of NETGEAR.

         B. Distributor must aggressively market, promote, sell, support, and otherwise create and increase demand for the NETGEAR Products by end-users in the Territory.

         C. If Distributor supplies NETGEAR Products to or through retail outlets, Distributor must use its best efforts to assure that the NETGEAR Products are prominently displayed and that shelves are adequately stocked at all times.

Computer 2000 Amendment                                                   101196

6.       REPORTS

         A.       Each month Distributor must prepare and submit directly to
                  NETGEAR:

                  (i) a Point of Sale (POS) shipments report covering the preceding month, broken out by product.

                  (ii) a report showing inventory of the NETGEAR Products purchased and licensed from NETGEAR as of the end of the previous calendar month. The report must include, at a minimum, the units of the inventory by product.

                  (iii) a non-binding six-month rolling forecast of sales by NETGEAR Product.

         B. All such reports must be submitted to: NETGEAR, Inc., 48105 Warm Springs Blvd., Fremont, CA 94539 U.S.A.

         C. If Distributor does not submit the POS and inventory reports each month, Distributor may not be eligible to receive inventory price protection or stock rotation privileges.

7.       MARKETING AND SUPPORT PROGRAMS

         A. Distributor is not eligible to receive and shall not claim reimbursement under Bay's cooperative advertising, marketing assistance or other similar programs for purchase or resale of NETGEAR Products. Marketing assistance, if any, regarding NETGEAR Products will be provided by NETGEAR.

         B. The support options and programs included in the Agreement are not available for NETGEAR Products. All support for NETGEAR Products is supplied by NETGEAR or its designated support providers. Any request for support services on NETGEAR Products should be directed to NETGEAR at the address listed above.

The terms and conditions of this Amendment, shall amend and supersede any conflicting terms of the original Agreement only as they relate to the purchase or license of NETGEAR Products. All other terms of the original Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

BAY:                                     HOLDING:

BAY NETWORKS, INC.                       COMPUTER 2000 AG (HOLDING)

By: /s/ Joe Booker                       By: [ILLEGIBLE]
    ---------------------------              -----------------------------------
Name: Joe Booker                         Name: [ILLEGIBLE]

Title: Vice President General Manager    Title: [ILLEGIBLE]
       Commercial Business Unit

Date: 12/3/96                            Date: [ILLEGIBLE]

Computer 2000 Amendment                                                   101196

                                                 CONFIDENTIAL TREATMENT REQUEST


* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                    EXHIBIT 1

                                DISCOUNT SCHEDULE

The initial Discount offered Distributor for purchase or license of NETGEAR Products included on the NETGEAR Price List in effect on the Effective Date of this Agreement is [ * ] off of the then current NETGEAR list price.

Distributor agrees that the foregoing Discount is only applicable to NETGEAR Products included on the NETGEAR Price List on the Effective Date of this Agreement. NETGEAR reserves the right to add Products to the Price List at its sole discretion and any such additional Products shall be offered to Distributor at discounts to be determined at that time.

Computer 2000 Amendment                                                   101196